SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------


                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 15, 2001

                        First Chester County Corporation
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             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
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                 (State or other jurisdiction of incorporation)

               0-12870                                      23-2288763
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        (Commission File No.)                  (IRS Employer Identification No.)

              9 North High Street, West Chester, Pennsylvania 19380


                                 (610) 344-2686
                         -----------------------------
                          Registrant's Telephone Number


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ITEM 5.

On February 15, 2001, Charles E. Swope, Chairman of the Board and President of First Chester County Corporation and First National Bank of Chester County, released information regarding first quarter cash dividend for 2001.

Attached as Exhibit 99.1, is a press release relating to this event.

ITEM 7.  EXHIBITS

         99.1 Press Release dated February 15, 2001


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                                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   February 15, 2001                   FIRST CHESTER COUNTY CORPORATION


                                             By:/s/Charles E.Swope
                                             -----------------------------------
                                             Charles E. Swope,
                                             Chairman of the Board and President


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                                  EXHIBIT 99.1






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                   News From First Chester County Corporation

FOR IMMEDIATE RELEASE                  CONTACT:
                                       First National Bank Shareholder Relations
                                       (610) 344-2686

                        First Chester County Corporation
                             Increases Dividend 4.0%




(February 15, 2001 - West Chester) - The Board of Directors of First Chester County Corporation and its wholly-owned subsidiary, First National Bank of Chester County, is pleased to declare a regular first quarter cash dividend of $0.13 per share, payable April 1, 2001 to shareholders of record March 1, 2001. This dividend represents a 4.0% increase over the first quarter of 2000's dividend of $.125.

                            Lionville Branch Opening


In April, First National Bank of Chester County will expand its branch network to 13 branches with the Grand Opening of the new Lionville Branch. This 2-story Branch will offer First National's full line of products and services for commercial and individual customers. President Swope stated, "We will continue our expansion in 2001 while offering an extensive and expanding menu of financial products and superior customer service to residents and businesses in Chester County."


First Chester County Corporation has 4,476,721 shares outstanding and is traded in the over-the-counter market under the symbol of "FCEC." For more information, please contact the Bank's Shareholder Relations department at (610) 344-2686, or visit its interactive website at www.fnbchestercounty.com.